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                                  B Y L A W S

                                      OF

                          TELESPECTRUM WORLDWIDE INC.

                           (a Delaware corporation)

                                  ...oo0oo...


                                   ARTICLE I

                            Offices and Fiscal Year

     SECTION 1.01. Registered Office.--The registered office of the corporation
                   ------------------
shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

     SECTION 1.02.  Other Offices.--The corporation may also have offices at
                    --------------
such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

     SECTION 1.03.  Fiscal Year.--The fiscal year of the corporation shall end
                    ------------
on the 31st of December in each year.


                                  ARTICLE II

                          Notice - Waivers - Meetings

     SECTION 2.01.  Notice, What Constitutes.--Whenever, under the provisions of
                    -------------------------
the Delaware General Corporation Law ("GCL") or the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or courier or overnight delivery service or express mail, charges prepaid, or by facsimile transmission to the address (or to the facsimile telephone number) of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to be given when deposited in the United States mail or with a courier or overnight delivery service for delivery to that person or, in the case of facsimile transmission, when received.

     SECTION 2.02.  Notice of Meetings of Board of Directors.--Notice of a
                    -----------------------------------------
regular meeting of the board of directors need not be given. Notice of every special meeting of

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the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or overnight delivery service express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

     SECTION 2.03.  Notice of Meetings of Stockholders.--Written notice of the
                    -----------------------------------
place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stock holder as it appears on the records of the corporation.

     SECTION 2.04.  Waivers of Notice.
                    ------------------

     (a)  Written Waiver.--Whenever notice is required to be given, under any
          --------------
provision of the GCL or of the certificate of incorporation or these bylaws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

     (b)  Waiver by Attendance.--Attendance of a person at a meeting, either in
          --------------------
person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 2.05. Exception to Requirements of Notice.
                   -----------------------------------

     (a) General Rule.--Whenever notice is required to be given, under any provision of the GCL or of the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

     (b)  Stockholders Without Forwarding Addresses.--Whenever notice is
          ------------------------------------------
required to be given, under any provision of the GCL or the certificate of incorporation or these bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such

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person during the period between such two consecutive annual meetings, or (ii)
all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice setting forth the person's then current address, the requirement that notice be given to such person shall be reinstated.


                                  ARTICLE III

                           Meetings of Stockholders

     SECTION 3.01.  Place of Meeting.--All meetings of the stockholders of the
                    -----------------
corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

     SECTION 3.02.  Annual Meeting.--The board of directors may fix and
                    ---------------
designate the date and time of the annual meeting of the stockholders, but if no such date and time is fixed and designated by the board, the meeting fora ny calendar year commencing in 1997 shall be held on the first Tuesday in May in such year, if not a legal holiday under the laws of Delaware, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

     SECTION 3.03.  Special Meetings.--Special meetings of the stockholders of
                    -----------------
the corporation may be called at any time by the chairman of the board, a majority of the board of directors or the president. At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

     SECTION 3.04.  Quorum, Manner of Acting and Adjournment.
                    -----------------------------------------

     (a)  Quorum.--The holders of a majority of the shares entitled to vote,
          -------
present in person or represented by proxy, shall constitute a quorum at all meetings of the

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stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

   (b)  Manner of Acting.--Directors shall be elected by a plurality of the
        -----------------
votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

     (c)  Stockholder Proposals.--Nominations by stockholders of persons for
          ---------------------
election to the board of directors of the corporation may be made at an annual meeting in compliance with Section 4.14 hereof. The proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days prior to the meeting; provided, however, that in the event
                                        --------  -------
that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any on whose behalf the proposal if made, (i) their name and record address, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by each of them, and (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

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Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.

     SECTION 3.05.  Organization.--At every meeting of the stockholders, the
                    -------------
chairman of the board, if there be one, [or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast], shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, [or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman] shall act as secretary.

     SECTION 3.06.  Voting.
                    -------

     (a)  General Rule.--Unless otherwise provided in the certificate of
          -------------
incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.
     (b)  Voting and Other Action by Proxy.
          ---------------------------------

            (1) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person who will be the holder of the proxy or to proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such facsimile or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder.

           (2) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

           (3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

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     SECTION 3.07.  Consent of Stockholders in Lieu of Meeting.--Any action
                    -------------------------------------------
required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to such action at any annual or special meeting of stockholders of the corporation and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     SECTION 3.08.  Voting Lists.--The officer who has charge of the stock
                    -------------
ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 3.09.  Inspectors of Election.
                    -----------------------

     (a)  Appointment.--All elections of directors shall be by written ballot,
          -----------
unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the person's best ability.

     (b)  Duties.--The inspectors shall ascertain the number of shares
          -------
outstanding and the voting power of each, shall determine the shares represented at the meeting and the validity of proxies and ballots, shall count all votes and ballots, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c)  Polls.  The date and time of the opening and the closing of the polls
          ------
for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     (d)  Reconciliation of Proxies and Ballots.--In determining the validity
          --------------------------------------
and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.


                                  ARTICLE IV

                              Board of Directors

     SECTION 4.01.    Powers.--All powers vested by law in the corporation shall
                      -------
 be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     SECTION 4.02.    Number.--Subject to the provisions of the certificate of
                      -------
incorporation, the board of directors shall consist of such number of directors as may be determined from time to time by resolution adopted by a vote of a majority of the entire board of directors; provided, however, that so long as the corporation has only one stockholder, the board of directors may consist of as few as one director.

     SECTION 4.03.  Term of Office.  Directors of the corporation shall hold
                    ---------------
office until the next annual meeting of stockholders and until their successors shall have been elected and qualified, except in the event of death, resignation or removal.

     SECTION 4.04.  Vacancies.
                    ----------

           (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election of directors and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

           (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

           (c) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

     SECTION 4.05.  Resignations.--Any director may resign at any time upon
                    -------------
written notice to the chairman, president or secretary of the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 4.06.  Organization.--At every meeting of the board of directors,
                    ------------
the chairman of the board, if there be one [or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present], shall preside, and the secretary [or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting] shall act as secretary.

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     SECTION 4.07.  Place of Meeting.--Meetings of the board of directors shall
                    -----------------
be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

     SECTION 4.08.  Regular Meetings.--Regular Meetings of the board of
                    -----------------
directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

     SECTION 4.09.  Special Meetings.--Special meetings of the board of
                    -----------------
directors shall be held whenever called by the president or by two or more of the directors.

     SECTION 4.10.  Conference Telephone Meetings.--One or more directors may
                    ------------------------------
participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 4.11.  Quorum, Manner of Acting and Adjournment.
                    -----------------------------------------

     (a)  General Rule.--At all meetings of the board, one-third of the total
          -------------
number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     (b)  Unanimous Written Consent.--Unless otherwise restricted by the
          -------------------------
certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

     SECTION 4.12.  Executive and Other Committees.
                    -------------------------------

     (a)  Establishment.--The board of directors may, by resolution adopted by a
          -------------
majority of the whole board, establish an Executive Committee and one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

     (b)  Powers.--The Executive Committee, if established, and any such other
          -------
committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of GCL, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any stock or authorize the increase or decrease of shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation. The Executive Committee shall have the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL. Any such committee or committees established by the board of directors shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

     (c)  Committee Procedures.--The term "board of directors" or "board," when
          --------------------
used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee or other committee of the board, as and if applicable.

     SECTION 4.13.  Compensation of Directors.--Unless otherwise restricted
                    --------------------------
by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 4.14.  Qualifications and Election of Directors.
                    -----------------------------------------

     (a) All directors of the corporation shall be natural persons of full age, but need not be residents of Delaware or stockholders of the corporation.
Except in the case of vacancies, directors shall be elected by the stockholders. No person who has reached

70 years of age may be elected or appointed to a term of office as a director of the corporation. The term of office of any director elected or appointed in conformity with the preceding sentence shall continue (to the extent provided in the certificate of incorporation and these bylaws) after such director reaches 70 years of age.

           (b) Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors.

           (c) Nominations of persons for election to the board of directors of the corporation may also be made by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4.14 (c) and (d). Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 75 days'
                --------  -------
notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director by the stockholders of the corporation unless nominated in accordance with the procedures set forth herein.

           (d) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

                                   ARTICLE V

                                   Officers


     SECTION 5.01.  Number, Qualifications and Designation.--The officers of the
                    ---------------------------------------
corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall not be officers of the corporation unless the board of directors determines by resolution that the chairman and/or the vice chairman shall be officers of the corporation. The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation. If the chairman of the board is designated by the board of directors as the chief executive officer of the corporation, then the chairman of the board shall be an officer of the corporation without any separate resolution of the board specifically designating the chairman as an officer.

     SECTION 5.02.  Election and Term of Office.--The officers of the
                    ----------------------------
corporation, except those elected by delegated authority pursuant to Section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

     SECTION 5.03.  Subordinate Officers, Committees and Agents.--The board of
                    --------------------------------------------
directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinated officers, committees, employees and other agents.

     SECTION 5.04.  The Chairman and Vice Chairman of the Board.--The chairman
                    --------------------------------------------
of the board, if there be one, or in the absence of the chairman, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to such persons by the board of directors.

     SECTION 5.05.  The Chief Executive Officer.--The chief executive officer
                    ----------------------------
shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The chief executive officer shall, in

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

general, perform all duties incident to the office of chief executive officer, and such other duties from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer, the chairman of the board.

     SECTION 5.06. The President.--The president shall have general supervision
                   --------------
over the business and operations of the corporation, subject, however, to the control of the chief executive officer and the board of directors. The president shall, in general, perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the chief executive officer and the board of directors and, if the chairman of the board is the chief executive officer, the chairman of the board.

     SECTION 5.07.  The Chief Operating Officer.-The Chief Operating Officer
                    ----------------------------
shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

     SECTION 5.08.   The Secretary.--The secretary, or an assistant secretary,
                    --------------
shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents required to be executed on behalf of the corporation under its seal; and , in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

     SECTION 5.09.  The Treasurer.--The treasurer, or an assistant treasurer,
                    --------------
shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transaction as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

     SECTION 5.10  Officers' Bonds.--No officer of the corporation need provide
                   ----------------
a bond to guarantee a faithful discharge of the officer's duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

     SECTION 5.11.  Salaries.--The salaries of the officers and agents of the
                    ---------
corporation elected by the board of directors shall be fixed from time to time by the board of directors.

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     SECTION 5.12.  Voting of Stock.--Unless otherwise ordered by the board of
                    ---------------
directors, each of the chairman of the board, the president, and the principal accounting officer (as identified in the corporation's most recent Annual Report on Form 10-K or other report or legislation statement in which such officer is required to be identified filed with the United States Securities and Exchange Commission) shall have full power and authority, on behalf of the corporation, to attend and to act and vote, in person or by proxy, at any meeting of the stockholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

     SECTION 5.13.  Endorsement of Securities for Transfer.  Each of the
                    --------------------------------------
chairman of the board, the president, and the principal accounting officer shall have the power to endorse and deliver for sale, assignment or transfer certificates for stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by the corporation or by any other corporation, government, state or municipality or agency thereof; and the board of directors from time to time may confer like power upon any other officer, agent or person by resolution adopted from time to time. Every such endorsement shall be countersigned by the treasurer or an assistant treasurer.

                                  ARTICLE VI

                     Certificates of Stock, Transfer, Etc.

     SECTION 6.01.  Form and Issuance.
                    -----------------

     (a)  Issuance.--The shares of the corporation shall be represented by
          --------
certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

     (b) Form and Records.--Stock certificates of the corporation shall be in
         ----------------
such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered

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

and registered in the stock ledger and transfer books of the corporation as they are issued.

     (c) Signatures.--Any of or all the signatures upon the stock certificates
         ----------
of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

     SECTION 6.02.  Transfer.--Transfers of shares shall be made on the share
                    --------
register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

     SECTION 6.03.  Lost, Stolen, Destroyed or Mutilated Certificates.--The
                    -------------------------------------------------
board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

     SECTION 6.04.  Record Holder of Shares.--The corporation shall be entitled
                    -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     SECTION 6.05   Determination of Stockholders of Record.
                    ---------------------------------------

     (a) Meetings of Stockholders.--In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the

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

record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

        (b) Consent of Stockholders.--In order that the corporation may
            -----------------------
determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the GCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the GCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

        (c) Dividends.--In order that the corporation may determine the
            ---------
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.



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                                  ARTICLE VII

                  Indemnification of Directors, Officers and

                       Other Authorized Representatives

        SECTION 7.01.   Indemnification of Authorized Representatives in Third
                        ------------------------------------------------------
Party Proceedings.--The corporation shall indemnify any person who was or is an
- -----------------
authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments,fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

        SECTION 7.02.   Indemnification of Authorized Representatives in
                        ------------------------------------------------
Corporate Proceedings.--The corporation shall indemnify any person who was or is
- ---------------------
an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 7.03. Mandatory Indemnification of Authorized Representatives.--
                      -------------------------------------------------------
To the extent that an authorized representative or other employee or agent of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.


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

        SECTION 7.04. Determination of Entitlement to Indemnification.--Any
                      -----------------------------------------------
indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or
7.02 or has been successful on the merits or otherwise as set forth in Section
7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

                (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

                (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion;

                (3) by the stockholders.

                SECTION 7.05.   Advancing Expenses.--Expenses actually and
                                ------------------
reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this Section 7.05 shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                SECTION 7.06.   Definitions.--For purposes of this Article:
                                -----------

                (1) "authorized representative" shall mean any and all directors and officers of the corporation and any person designated as an authorized representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise);

                (2) "corporation" shall include, in addition to the corporation, the resulting corporation of any consolidation or merger, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

     (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

     (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

     (5)  "expenses" shall include attorneys' fees and disbursements;

     (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

     (7) "not opposed to the best interests of the corporation" shall include actionS taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

     (8)  "other enterprises" shall include employee benefit plans;

     (9)  "party" shall include the giving of testimony or similar involvement;

     (10) "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

     (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

     SECTION 7.07.  Insurance.--The corporation may purchase and maintain
                    ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

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

     SECTION 7.08.  Scope of Article.--The indemnification of authorized
                    ----------------
representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.09.  Reliance on Provisions.--Each person who shall act as an
                    ----------------------
authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

                                 ARTICLE VIII

                              General Provisions

     SECTION 8.01.  Corporate Seal.--The corporation shall have a corporate
                    --------------
seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION 8.02   Deposit.--All funds of the corporation shall be deposited
                    -------
from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

     SECTION 8.03.  Corporate Records.
                    -----------------

     (a) Examination by Stockholders.--Every stockholder shall, upon written
         ---------------------------
demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the corporation's usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A "proper purpose" shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of the Section 8.05 respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this
Section 8.05 respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

     (b) Examination by Directors.--Any director shall have the right to examine
         ------------------------
the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person's position as a director.

     SECTION 8.06.  Amendment of Bylaws.--These bylaws may be altered, amended
                    -------------------
or repealed or new bylaws may be adopted either (1) by vote of the stockholders at a duly organized annual or special meeting of stockholders, or (2) by vote of a majority of the board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.

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